SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 1, 2019

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3075 LOYALTY CIRCLE
COLUMBUS, OHIO 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	New York Stock Exchange

Item 1.02 Termination of a Material Definitive Agreement.

Alliance Data Systems Corporation (“Alliance Data”) issued a redemption notice pursuant to the indenture governing its 5.875% senior notes due November 1, 2021 (the “Senior Notes due 2021”) to redeem all of the outstanding Senior Notes due 2021. As of June 30, 2019, Alliance Data had $500.0 million aggregate principal amount of Senior Notes due 2021 outstanding. On July 3, 2019, Alliance Data deposited sufficient funds with Regions Bank (the “Trustee”) to redeem all of the outstanding Senior Notes due 2021 on July 3, 2019 (the “Redemption Date”) at a redemption price of 102.938% of the principal amount thereof, plus accrued and unpaid interest on the Senior Notes due 2021 redeemed, to the Redemption Date (the “Redemption Price”). On the Redemption Date, the Redemption Price was paid to the holders of the Senior Notes due 2021 and the indenture governing the Senior Notes due 2021 was satisfied and discharged. Alliance Data funded the Redemption Price with proceeds from completion of the Epsilon® (as defined below) transaction described in Item 2.01 below.

Item 2.01    Completion of Acquisition or Disposition of Assets.

As previously reported, on April 12, 2019, Alliance Data, and certain subsidiaries of Alliance Data (together with Alliance Data, the “Sellers”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Publicis Groupe, S.A., a French sociéte anonyme (“Publicis”), and certain subsidiaries of Publicis (together with Publicis, the “Purchasers”), pursuant to which the Purchasers agreed to acquire the Epsilon business of Alliance Data (“Epsilon”) by means of a sale of all of the outstanding equity interests of certain subsidiaries held by the Sellers which operate Epsilon.  On July 1, 2019, the Sellers completed the sale of Epsilon to the Purchasers for approximately $4.4 billion in cash, subject to certain adjustments specified in the Purchase Agreement, including for indebtedness, cash, working capital and transaction expenses of Epsilon at the closing of the transaction. In connection with the closing of the Epsilon transaction, each of Epsilon Data Management, LLC, Aspen Marketing Services, LLC, Commission Junction LLC and Conversant LLC were released as guarantors under Alliance Data’s Amended and Restated Credit Agreement, dated as of June 14, 2017 (as amended, supplemented or otherwise modified prior to July 1, 2019) and the indentures governing each of Alliance Data’s Senior Notes due 2021, Alliance Data’s 5.375% senior notes due August 1, 2022, Alliance Data’s 4.500% senior notes due March 15, 2022 and Alliance Data’s 5.2500% senior notes due November 15, 2023. In addition, the condition precedent in the redemption notice for each of the 4.500% senior notes due March 15, 2022 and 5.2500% senior notes due November 15, 2023 was satisfied and the redemption date for both series will be July 10, 2019.

Alliance Data’s unaudited pro forma condensed consolidated financial statements giving effect to the completion of the sale are filed as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated financial statements of Alliance Data specified in Article 11 of Regulation S-X are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d) Exhibits
Exhibit No.	Document Description

99.1	Alliance Data Systems Corporation Unaudited Pro Forma Condensed Consolidated Financial Statements

The information contained in this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: July 5, 2019	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Senior Vice President, General Counsel and Secretary